                                                                   EXHIBIT 10.45

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                            SECURED PROMISSORY NOTE
                            -----------------------


((Principal Amount))                                                   ((Date))
                                                          Emeryville,California


     For value received, HealthCentral.com, a Delaware corporation (the "Company"), promises to pay to [[Purchaser]] (the "Holder"), the principal sum
 -------                                        ------
of [[Amount]] Dollars ([[Principal Amount]]). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal percent (8.5%) per annum, simple interest. This Note is one of a series of Secured Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Secured Promissory Note and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"). Such Notes are referred to herein as the
               ------------------
"Notes," and the holders thereof are referred to herein as the "Holders."  This
------                                                          -------
Note is subject to the following terms and conditions. Capitalized terms used herein, but not defined herein, shall have those meanings ascribed to them in the Purchase Agreement.

     1.   Maturity.  This Note will automatically mature and be due and payable
          --------
on December 31, 2003 (the "Maturity Date"). Interest shall accrue on the
                           -------------
outstanding balance under this Note beginning on the date hereof, and accrued interest shall be due and payable monthly in arrears during the term of Note. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

     2.   Payment.  All payments shall be made in lawful money of the United
          -------
States of America at such place as the Holder hereof may from time to time designate in

                                       1
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writing to the Company. Payment shall be credited first to the accrued interest then due and payable, and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty, provided that all of the Notes shall be prepaid on a pro rata basis.

     3.   Transfer; Successors and Assigns.  The terms and conditions of this
          --------------------------------
Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee, subject to the transferee's execution of an agreement to be bound by all provisions of this Note and the other Transaction Documents applicable to the transferor, including but not limited to the agreement to subordinate this Note in certain circumstances upon the approval of the Holders of all of the principal outstanding under the Notes, pursuant to the Purchase Agreement. Interest and principal are payable only to the registered holder of this Note.

     4.   Governing Law.  This Note and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     5.   Notices.  Any notice required or permitted by this Note shall be in
          -------
writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     6.   Amendments and Waivers.  Any term of this Note may be amended only
          ----------------------
with the written consent of the Company and the Holders of all of the outstanding Notes. Any amendment or waiver effected in accordance with this
Section 6 shall be binding upon the Company, the Holders and each transferee of the Notes.

     7.   Stockholders, Officers and Directors Not Liable.  In no event shall
          -----------------------------------------------
any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

     8.   Security Interest.  This Note is secured by all of the inventory and
          -----------------
accounts receivable of the Company in accordance with a separate security agreement (the "Security Agreement") of even date herewith between the Company
                ------------------
and the Holder. In case of an Event of Default (as defined in the Security Agreement), the Holder shall have the rights set forth in the Security Agreement.

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     9.   Action to Collect on Note.  If action is instituted to collect on this
          -------------------------
Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.


                                        COMPANY:

                                        HEALTHCENTRAL.COM

                                        By: ____________________________________

                                        Name: __________________________________
                                                             (print)
                                        Title: _________________________________

                                        Address:  6005 Shellmound St., Suite 250
                                                  Emeryville, CA 94608


AGREED TO AND ACCEPTED:

((PURCHASER))

By: ______________________________

Name: ____________________________
           (print)
Title:  __________________________

Address:
((Address1))
((Address2))

                                      -3-